EXHIBIT 2

                                                 OPTION AGREEMENT


        OPTION AGREEMENT dated as of April 27, 1995 (the "Agreement"), between ImClone Systems Incorporated, a Delaware Corporation ("ImClone"), and High River Limited Partnership, a Delaware limited partnership ("High River").

        WHEREAS, pursuant to an option agreement of even date, High River has agreed to grant to ImClone a certain option (the "Cadus Option") pursuant to which High River will sell to ImClone, upon the terms and conditions contained therein, 1,050,000 shares of Common Stock, $.001 par value per share, and 2,188,184 shares of Series A Preferred Stock, $.001 par value per share, of Cadus Pharmaceutical Corporation, a Delaware corporation;

         WHEREAS, as consideration for the grant by High River of the Cadus Option, ImClone has agreed to grant to High River the option described herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. Grant of Option. ImClone hereby grants to High River an option (the "Option") to purchase, on the terms and conditions set forth herein, 150,000 shares of common stock of ImClone, par value $.001 per share ("ImClone Common Stock") for a price per share equal to $2.00
(the "Exercise Price"), subject to adjustment pursuant to Section 4 hereof (the "Option Shares"). The Option granted hereby shall terminate and expire at 5:00 p.m., New York City time, on April 27, 2000
(the "Expiration Date").

                 2. Exercise of Option. High River may exercise this Option in whole or in part at any time from time to time commencing on the date hereof and continuing through the Expiration Date.

                  3.       Exercise of Option.

                          a.      To exercise the Option, High River shall give
written notice to ImClone of such exercise, which notice shall specify the number of Option Shares to be purchased and the place, date and time designated by High River for the closing of such purchase, which date shall not be less than 5 business days nor more than 15 business days after the date of such notice. Notwithstanding any provision of this Agreement to the contrary, the giving of any exercise notice by High River shall not obligate High River to consummate any purchase hereunder.

                           b.     At each closing:  (i) High River will (x) pay
to ImClone, by delivery of a certified or bank cashier's check payable in immediately available funds, an amount equal to the product of the Exercise Price and the number of Option Shares specified in the applicable exercise notice and (y) provide to



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ImClone  a letter  signed by High  River to the effect  that (A) High  River is acquiring such Option Shares for its own account, and not with a view to, or for resale in connection with, the distribution thereof, and that High River has no present intention of distributing or reselling such shares and (B) High River agrees that such Option Shares shall not be sold or transferred unless either (1) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities or blue sky laws or (2) ImClone first shall have been furnished with an opinion of legal counsel acceptable in form and substance to ImClone (in its sole discretion) to the effect that such sale or transfer is exempt
from the  foregoing  registration requirement   and  (ii)   ImClone  will
deliver to High River one or more certificates, registered in High River's name or in the name of any nominee designated by High River, representing such Option Shares.

                  4.       Adjustments

                          a.       In case after the date hereof, ImClone shall
(i) pay a dividend or make a distribution on ImClone Common Stock, (ii) subdivide the outstanding shares of ImClone Common Stock into a larger number of shares of ImClone Common Stock, (iii) combine the outstanding shares of ImClone Common Stock into a smaller number of shares of ImClone Common
Stock or (iv) increase or decrease the number of shares of ImClone Common
Stock outstanding by reclassification of the ImClone Common Stock, then the number of Option Shares purchasable upon exercise of the Option immediately after the happening of such event shall be adjusted so that High River shall be entitled to receive upon exercise of this Option, the number of shares of ImClone Common Stock and, in the case of a dividend or distribution other than in shares of ImClone Common Stock, the cash, securities or other property so dividended or distributed, that High River would have owned or have been entitled to receive immediately following the happening of such event, had the Option been exercised in full immediately prior thereto (or, in the case of a dividend or distribution on ImClone Common Stock, immediately prior to the record date therefor), and the Exercise Price for the Option shall be adjusted in inverse proportion (calculated to the nearest .001 of a cent). If the amount of any adjustment of the Exercise Price required pursuant to this Section 4(a) would be less than two percent (2%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least two percent (2%) of such Exercise Price. An adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date, retroactive to the record date therefore in the case of a dividend or distribution on shares of ImClone Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification of ImClone Common Stock.



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                           b.       In case ImClone after the date hereof (i)
shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other person to consolidate with or merge into ImClone and ImClone shall be the continuing or surviving person but,in connection with such consolidation or merger,ImClone Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties
or assets to any  other   person  or  (iv)   shall   effect  a  capital
reorganization   or reclassification of ImClone Common Stock, then proper
provision shall be made so that High River, upon any exercise of the Option at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Option Shares issuable upon such exercise immediately prior to such consummation), in lieu of the ImClone Common Stock issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which High River would actually have been entitled as a shareholder upon such consummation if High River had exercised the Option immediately prior thereto. After the consummation of any such transaction, "Option Shares" shall refer to such other securities, cash or other property.

                           c.       Notwithstanding any provision in this
Agreement to the contrary, ImClone will not effect any of the transactions described in clauses(i) through (iv) of Section 4(b) hereof unless, prior to the consummation thereof,each person (other than ImClone) which may be required to deliver any stock, securities, cash or property upon the exercise of the Option as provided herein shall assume,by written instrument delivered to and reasonably satisfactory to High River, the obligations of ImClone under this Agreement.

                  5. Representations and Warranties of ImClone. ImClone hereby represents and warrants to High River as follows:

                           a.       Due Authorization, etc.  ImClone has all
necessary corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ImClone. This Agreement has been duly executed and delivered by a duly authorized officer of ImClone, constitutes a legal, valid and binding agreement of ImClone and is enforceable against ImClone in accordance with its terms, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium, marshalling or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.



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                          b.       Option Shares.  All of the Option Shares to
be acquired upon exercise of the Option shall be duly and validly issued, fully paid and non-assessable and shall be free and clear of any liens, claims, charges, rights of others, security interests, options or encumbrances of any nature, including preemptive rights. ImClone has taken all necessary corporate and other action to authorize, to reserve and to permit it to sell and issue, and at all times from the date hereof until such time as ImClone's obligation to sell and deliver shares of ImClone Common Stock hereunder terminates, will have reserved for issuance upon exercise of the Option, the maximum number of Option Shares that High River has the right to purchase hereunder.

                           c.       No Conflicts; No Consents.  Neither the
execution and delivery by ImClone of this Agreement nor the performance by ImClone of its obligations hereunder will: (i) violate or conflict with any provision of ImClone's Certificate of Incorporation or By-Laws, in each case as in effect on the date hereof and on the date of any closing hereunder;(ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or permit the termination of, or constitute a default under, or cause the acceleration of the maturity of,any agreement, debt or obligation of any nature of ImClone or to which ImClone is a party or it or any of its properties is bound; (iii) require the consent of any party to any agreement, instrument or commitment to which ImClone is a party or to which it or any of its properties is bound; (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court, regulatory authority or governmental agency or authority to which ImClone or any of its properties is subject; or (v) result in the creation of any lien or other encumbrance on its assets. No consent, approval or authorization of, or declaration, filing or registration with,any regulatory authority or governmental agency or authority is required to be made or obtained by ImClone in connection with the execution, delivery and performance of this Agreement, the performance by ImClone of its obligations hereunder or the con summation of the transactions contemplated hereby. ImClone is not a party to any material contract, commitment or agreement, nor is ImClone subject to, or bound by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent ImClone from entering into this Agreement or from consummating the trans actions contemplated hereby.

                 6. Representation and Warranty of High River. High River hereby represents and warrants to ImClone as follows:

                 a. Due Authorization, etc. High River has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of High River. This Agreement has been duly executed and delivered by a duly



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authorized  signatory  of High  River,  constitutes a legal,  valid and binding agreement of High River and is enforceable against High River in accordance with its terms, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium, marshalling or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                           b. Investment.  High River is acquiring this
Option for its own account for investment and not with a view to,or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same;and High River has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. High River is aware that this Option and the Option Shares are not being registered under the Act or under applicable state securities or blue sky laws, and that the certificate(s) representing the Option Shares will bear the following legend:

                 "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (2) AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, WHICH OPINION SHALL BE ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY IN
                  ITS SOLE DISCRETION."

                 7. ImClone Covenants. ImClone covenants and agrees that, from the date hereof through the Expiration Date, it will take all action necessary so that each of ImClone's representations and warranties contained herein is true, complete and correct at all times until the termination of ImClone's obligation to sell and deliver shares of ImClone Common Stock hereunder.

                  8.       Registration Under Securities Act.

                  a. (i) Upon written request by High River, ImClone will cause to be prepared and filed a registration statement under the Act relating to such number of Option Shares as may be designated by High River and ImClone will use its best efforts to cause such registration statement to become effective; provided, however, that High River shall be required to register no less than 150,000 Option Shares under any such registration statement.High River shall have the right to select the underwriter or underwriters who shall make the offering, if it is to be underwritten, but High River's selection must be approved by ImClone, which approval shall not be unreasonably withheld. ImClone shall keep such registration statement effective until it is permitted to withdraw the same pursuant to Section 8(c). Notwithstanding anything to the contrary set forth herein, ImClone may delay the filing or effectiveness of any registration statement for a period of up to 120 days after the date of a request for registration pursuant to this Section 8(a)(i) if at the time of such request ImClone is engaged in a firm commitment underwritten public offering.

                           (ii) If at any time when High River owns any
shares of ImClone Common Stock acquired pursuant to the exercise of this Option, ImClone effects a registration of ImClone Common Stock for its own account or for the account of any other shareholder of ImClone in connection with the public offering of such ImClone Common Stock (other than on Form S-4 or Form S-8 or any successor form), it shall allow
High River to participate in such registration; provided, however, if the managing underwriters in such offering advise ImClone in writing that in their opinion the number of shares of ImClone Common Stock requested to be included in such registration exceeds the number which can be sold in such offering at the proposed offering price, the number of shares of ImClone Common Stock owned by High River to be included in such registration shall be reduced to such number that will make the aggregate shares of ImClone Common Stock so registered not in excess of the number of shares of ImClone Common Stock that the underwriters believe can be sold at the proposed price. In connection with any offering involving an underwriting of ImClone Common Stock for ImClone's account or for the account of any other shareholder, ImClone shall not be required under this subparagraph (ii) to include any of High River's ImClone Common Stock in such underwriting unless High River accepts the reasonable terms of the underwriting as agreed upon by ImClone or such other shareholder, accepts such underwriters selected by ImClone or such other shareholder and agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with such underwriters. ImClone shall be under no obligation to complete any registration of ImClone
Common Stock it proposes to make and shall incur no liability to High River for its failure to do so (and its failure to complete the registration of shares of ImClone Common Stock included in such registration by High River in connection therewith).

                (iii) If, during the period when any registration statement covering shares of ImClone Common Stock owned by High River is effective,any event occurs as a result of which the prospectus included in such registration statement, as then in effect,would include an untrue statement of a material fact or



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omit to state a material  fact  required to be stated  therein, or necessary in order to make the statements made not misleading in light of the circumstances then existing, or it shall be necessary to amend or supplement such prospectus to comply with applicable law, ImClone will forthwith notify High River thereof and, at High River's request, ImClone will (a) prepare and file under the Act such amendments and supplements as may be necessary to keep available a prospectus covering such registered stock meeting the requirements of the Act, and (b) furnish to the underwriters, if any, and to High River such number of copies of each of the registration statement and prospectus as amended or supplemented as may reasonably be requested from time to time; provided, however, that once High River is notified by ImClone of the happening of any event of the kind described above in this subparagraph (iii), High River will thereafter immediately discontinue the distribution of such registration statement or prospectus and the disposition of ImClone Common Stock pursuant to such registration statement or prospectus until such time as High River has received from ImClone a copy or copies of the amended or supplemental registration statement or prospectus contemplated by this subparagraph (iii), and if so directed by ImClone in its notice,High River shall deliver to ImClone all copies, other than permanent file copies,then in High River's possession of the registration statement or prospectus covering such ImClone Common Stock; provided further, that ImClone shall deliver to High River within 15 days of ImClone's delivery of its notice, such number of copies of the amended or supplemental registration statement or prospectus as reasonably requested by High River.

                (iv) Any registration statement filed pursuant to this Section 8(a) shall be prepared in accordance with the requirements of a form for registration promulgated by the United States Securities and Exchange Commission (the "Commission") under the Act that shall be both permissible by its terms for use in connection with the method of distribution contemplated by High River and if the proposed method of distribution shall be an underwriting of the Option Shares, then, in the opinion of the managing underwriter, appropriate to such method of distribution. ImClone shall pay the cost of the registration statements filed under this Section 8(a)(excluding underwriting discounts, selling commissions and transfer taxes relating to the shares of ImClone Common Stock owned by High River), and the fees and expenses of High River's counsel in an amount not to exceed $20,000 per registration statement and $50,000 in the aggregate for all registration statements.

                  b. ImClone shall use its best efforts to qualify the Option Shares covered by any registration statement for offer and sale under the securities or "Blue Sky" laws of such states of the United States of America as High River or any underwriter may reasonably request; provided, that ImClone shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to general taxation or to file a general consent to service of process in any such states.



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                  c. ImClone  shall be permitted to withdraw  from registration the offering and sale of any of the Option Shares registered under a registration statement that are not sold prior to cessation of the distribution thereof, by the underwriter in the case of an underwritten sale or within nine
(9) months after the effective date of such registration statement in the case of a sale on a national securities exchange or through brokers in the over-the-counter market.

                 d. If, pursuant to the provisions of this Agreement, ImClone shall register under the Act shares of ImClone Common Stock held by High River, ImClone agrees:

                           i.       As soon as practicable after the effective
date of the registration statement relating to such shares and for the applicableperiod thereafter during which a prospectus may be required by law to be delivered in connectionwith the sales by an underwriter with respect to such shares, and in the case of a registration for sale on a national securities exchange or through brokers in the over-the-counter market for up to eight months after such effective date if by law required for such delivery, to furnish the managing underwriter with respect to such underwritten public sale and to High River with such number of copies of each of the registration statement and the prospectus relating to the shares of ImClone Common Stock covered thereby as such managing underwriter and High River may from time to time reasonably request;

                          ii.      To notify High River, as soon as practicable
after it receives notification thereof, of the time when a registration statement has become effective or any supplement to any prospectus forming part of such registration statement has been filed;

                           iii.    To notify High River promptly of any request
by the Commission for the amendment or supplementation of a registration statement or prospectus, or for additional information;

                           iv.      To prepare and file with the Commission
promptly upon the request of High River, any amendment of, or supplement to, a registration statement or prospectus relating to information respecting High River which, in the opinion of counsel to High River, may be necessary or advisable in connection with the distribution of the registered shares; and

                           v.       To advise High River promptly in the event
that it receives notice or obtains knowledge of the issuance of a stop order by the Commission suspending the effectiveness of any such registration statement or of the initiation or threat of any proceeding for that purpose, and to promptly use its best efforts to prevent the issuance of any stop order and to obtain the withdrawal of any stop order in the event that one is issued.




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                  e. The  registration rights granted to High River pursuant to the terms of this Section 8 may not be transferred to or exercised by any other entity, other than to any permitted assignee of this Agreement as set forth in
Section 9(a) hereof.

                  f.       ImClone agrees that it will:

                           i.      To the extent permitted by applicable law,
indemnify and hold harmless High River,any of its officers, directors, and each person who controls any such person within the meaning of the Act in connection with any registration statement filed pursuant to this Agreement, against any losses, claims, damages or liabilities, joint or several, to which any such person may become subject, whether under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof):(A) are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any shares of ImCloneCommon Stock were, pursuant to any of the provisions of this Agreement, registered under the Act, any prospectus contained therein, any amendment thereof or supplement thereto or any documents incorporated by reference into any of the foregoing; or (B) are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and

                           ii.      Reimburse High River, its officers,
directors, and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action arising under clause (i) of this
Section 8(f).

The parties  agree that ImClone will not be liable under clauses (i) or (ii) of
Section 8(f) to the extent that any such loss, claim, damage, expense or liability arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission so made in reliance upon and in conformity with written information furnished by,or on behalf of, High River or the person seeking indemnification specifically for use in the preparation of such registration statement or prospectus contained therein oramendment thereof or supplement thereto; or the failure of High River to fulfill its obligations to ImClone under clause(i) of Section 8(g). In addition, the parties agree that ImClone will not be liable under clauses(i) or (ii) of Section 8(f) for amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of ImClone (which consent shall not be unreasonably withheld); provided, that upon the receipt by ImClone of notice of any claim referred to in Section 8(f), ImClone shall have delivered to High River proof acceptable to High River in itssole discretion that ImClone has the financial ability to discharge its indemnification obligation with respect to such claim.



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                  g.       High River agrees:

                           i.       If High River shall request registration as
provided herein, it shall furnish to ImClone such information as may be reasonably requested by ImClone in connection with such registration and will cooperate to cause the registration statement to become effective as aforesaid;

                           ii.     To the extent permitted by applicable law,to
indemnify and hold harmless ImClone, each of its directors and each of its officers who have signed any registration statement, and each person, if any, who controls ImClone within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof): (A) caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any sharesof ImClone Common Stock were, pursuant to any of the provisions of this Agreement, registered under the Act, any prospectus contained in such registration statement, or any amendment thereof or supplement thereto; or (B) caused by any omission or alleged omission to state a material fact required to be stated therein, or necessary to make the statement contained therein not misleading in lightof the circumstances under which they were made; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission, or alleged omission, was so made in reliance upon,and in conformity with, written information furnished by, or on behalf of, High River, specifically for use in the preparation of such registration statement or prospectus contained therein or amendment thereof or supplement thereto, or is attributable to High River's failure to carry out its obligations under clause
(i) of this Section 8(g); and

                 iii. That it will reimburse any legal or other expenses reasonably incurred by ImClone or any such director, officer, or controlling person in connection with investigating or defending any suchloss, claim, damage, liability or action arising under clause (ii) of this Section 8(g).

                  h. Promptly after receipt by an indemnified party pursuant to the provisions of Sections 8(f) or 8(g) of notice of the commencement of any action involving a claim referred to in such Sections, such indemnified party will notify the indemnifying party of the commencement thereof if a claim thereto is to be made against the indemnifying party; provided, that the omission so to notify the indemnifying party shall not relieve an indemnifying party from any liability that it may have to any indemnified party under the provisions of this Agreement unless the failure to so notify the indemnifying party shall have materially prejudiced its ability to defend such action.In the event that any such action is brought against any indemnified party and it duly notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and,to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the



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defense of such action, with counsel reasonably satisfactory tosuch indemnified party; and after notice from the indemnifying party tosuch indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation.

                  i. Notwithstanding anything to the contrary set forth herein, if ImClone at any time shall register shares of ImClone Common Stock for sale for its own account, High River shall, upon the written request of ImClone,not publicly sell, make any short sale of, grant any option for the purchase of,or otherwise dispose of any shares of ImClone Common Stock owned by High River (other than those included in such registration) without the prior written consent of ImClone, to the extent and for the period (not exceeding 60 days) that all directors and officers of ImClone (other than directors and officers holding not more than 25,000 shares of Common Stock(as adjusted for stock dividends, stock splits, combinations of shares, or similar events) in the aggregate) are subject to the same restriction.

         9.       Miscellaneous.

                           a.       Assignment.  This Agreement shall not be
assigned by ImClone. High River may assign this Agreement and all of its rights hereunder to any affiliate or to its successor as a result of any merger, consolidation or transfer of all or substantially all of its assets. This Agreement shall be binding on each of High River and ImClone and their respective successors and permitted assigns.

                         b.       Entire Agreement; Amendments.  This Agreement
states the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and may not be amended or modified except by written instrument duly executed by the parties hereto. Any and all previous or contemporary agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

                           c.       Notices.  All notices and other
communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made upon receipt, if made or given by hand delivery, telecopier or facsimile transmission, or Federal Express or other reputable overnight courier service, or upon receipt by registered or certified mail(postage prepaid, return receipt requested), at the following addresses (or at such other address for a party as shall be specified by like notice):

                           i.       if to High River:

                           High River Limited Partnership



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                           100 South Bedford Road
                           Mt. Kisco, New York 10549
                           Attn:            Carl C. Icahn

(or such other address as may have been furnished in writing by High River to ImClone)

                           with a copy to:

                           Gordon Altman Butowsky Weitzen Shalov & Wein
                           114 West 47th Street
                           New York, New York 10036
                           Attention:  Marc Weitzen, Esq.

                           ii.      if to ImClone:

                           ImClone Systems Incorporated
                           180 Varick Street
                           New York, New York 10014
                           Attn:            Samuel D. Waksal, Ph.D.
                                            President and Chief Executive
                                            Officer

(or such other address as may have been furnished to High River in writing by ImClone)

                           with a copy to:

                           Howard, Darby & Levin
                           1330 Avenue of the Americas
                           New York, New York 10019
                           Attn:            Lawrence A. Darby, III, Esq.


                  d. Governing Law. This Agreement shall be governed by, and interpreted under, the laws of the State of New York applicable to contracts made and to be performed therein without regard to conflicts of law principles.

                  e.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for any of the other counterparts.

                  f. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

                  g. Severability. Any provision of this Agreement that may be prohibited or unenforceable in law or equity in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof. Any such



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prohibition  or  unenforceability  in any jurisdiction  shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law,the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the eventof any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision which is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.

                  h. Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement.

                  i. Remedies Not Exclusive; Specific Performance. The rights and remedies in this Agreement shall be deemed to be in addition to, and not in limitation of, all other rights and remedies that would otherwise be available to the parties hereto including, without limitation, any actions for breach of contract. The exercise or attempted exercise by either party of any such rights or remedies shall not preclude the simultaneous or later exercise by such party of any or all other such rights or remedies available at law, in equity or otherwise. No course of dealing by either party, or any delay, omission or failure of any party in exercising or enforcing any rights or remedies under this Agreement shall operate as a waiver of such right or remedy or any other rights or remedies of such party.The parties agree that each party, in addition to all other remediessuch party may have hereunder, at law or otherwise, shall have the right to enforce such party's rights under this Agreement by an action or actions for specific performance, injunction or other appropriate equitable remedies. In furtherance and not in limitation of the foregoing, ImClone agrees that in the event of its breach of the provisions of Section 8 hereof, High River shall be entitled, in addition to all other remedies to which it may be entitled, to temporary or permanent injunctive or mandatory relief or specific performance without the necessity of proving damages.

                  j. Binding Effect. This Agreement and the rights and interests granted herein shall be binding upon, and shall inure to the benefit of, the parties and their



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respective successors (whether by merger or otherwise) and
permitted assigns.

                IN WITNESS WHEREOF, High River and ImClone have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                                  IMCLONE SYSTEMS INCORPORATED

                                               By:      _______________________
                                                     Name:
                                                     Title:

                                                 HIGH RIVER LIMITED PARTNERSHIP
                                            By:      RIVERDALE INVESTORS CORP.,
                                                          INC., General Partner

                                            By:      _________________________
                                                     Name:
                                                     Title:


(Signature Page to Option from ImClone to High Riverfor up to 150,000 shares of ImClone Common Stock)



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